Exhibit 3.1


                                                                     ((STAMP))
                                                      Filed in the Office of the
                                                     Secretary of State of Texas
                                                                    OCT 20, 1998
                                                            Corporations Section


                          ARTICLES OF INCORPORATION OF

                                  NANNACO, INC.

THE UNDERSIGNED NATURAL PERSON OF THE AGE OF EIGHTEEN (18) YEARS OR MORE, ACTING AS INCORPORATOR OF A CORPORATION UNDER THE TEXAS BUSINESS CORPORATION ACT, HEREBY ADOPTS THE FOLLOWING ARTICLE OF INCORPORATION FOR SUCH CORPORATION.

                                   ARTICLE ONE

THE NAME OF THE CORPORATION IS AS FOLLOWS:

                                  NANNACO, INC.


                                   ARTICLE TWO

THE PERIOD OF ITS DURATION IS PERPETUAL.

                                  ARTICLE THREE

THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED IS: ANY LAWFUL PURPOSE OR PURPOSES NOT EXCLUDED BY THE TEXAS BUSINESS CORPORATION ACT.


                                  ARTICLE FOUR

THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 1000 SHARES OF THE PAR VALUE OF $1.00 EACH.

                                  ARTICLE FIVE

THE CORPORATION WILL NOT COMMENCE BUSINESS UNTIL IT HAS RECEIVED FOR THE ISSUANCE OF ITS SHARES CONSIDERATION OF THE VALUE OF ONE THOUSAND AND NO/100 --- ($1,000.00)--- DOLLARS CONSISTING OF MONEY, LABOR, OR PROPERTY ACTUALLY RECEIVED.

                                   ARTICLE SIX

THE STREET ADDRESS OF ITS INITIAL REGISTERED OFFICE IS:

                  2935 THOUSAND OAKS #6-261, SAN ANTONIO, TEXAS 78247

THE NAME OF ITS INITIAL REGISTERED AGENT AT SUCH ADDRESS IS:

                   ANDREW DE VRIES III

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




                          ARTICLES OF INCORPORATION OF

                                  NANNACO, INC.


                                  ARTICLE SEVEN

THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS IS ONE AND THE NAME AND ADDRESS OF THE ONE WHO IS TO SERVE AS A DIRECTOR UNTIL THE FIRST ANNUAL MEETING OF THE SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED IS:

                                  LINDA MORTON
               2935 THOUSAND OAKS #6-261, SAN ANTONIO, TEXAS 78247

THE NAME AND ADDRESS OF THE INCORPORATOR  IS:  LINDA MORTON
               2935 THOUSAND OAKS #6-261, SAN ANTONIO, TEXAS 78247


IN WITNESS WHEREOF: THE UNDERSIGNED HAS EXECUTED THESE ARTICLES OF INCORPORATION ON THE 20TH DAY OF OCTOBER, 1998.

                                                     /s/ Linda Morton
                                                     -----------------------
                                                     LINDA MORTON

STATE OF TEXAS
COUNTY OF BEXAR

I, THE UNDERSIGNED, A NOTARY PUBLIC, DO HEREBY CERTIFY THAT ON THIS THE 20TH DAY OF OCTOBER, 1998, PERSONALLY APPEARED WHO, BEING BY ME FIRST DULY SWORN DECLARED THAT HE IS THE PERSON WHO SIGNED THE FOREGOING DOCUMENT AS INCORPORATOR, AND THE STATEMENTS HEREIN CONTAINED ARE TRUE.

((NOTARY SEAL))
                                              /s/ Hillary H. Stiell
                                              --------------------------
                                              NOTARY PUBLIC, STATE OF TEXAS



                                      (56)

ARTICLES OF AMENDMENT                                            ((STAMP)) FILED
TO ARTICLES OF INCORPORATION                                In the Office of the
NANNACO, INC.                                      Secretary of State of Records
                                                                     NOV 8  1999

                               CORPORATION SECTION



         Pursuant to the provision of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation.


                                   ARTICLE ONE

     The Name of the corporation is Nannaco, Inc.


                                   ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 1st day of June 1999.

                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of adoption was 1000 shares; and the number of shares entitled to vote on the amendment was 1000 shares.

                                  ARTICLE FOUR

     The number of shares that voted for the amendment was 1000 shares; and the number of shares that voted against the amendment was NONE.


                                  ARTICLE FIVE

     The amendment provides for the number of authorized shares be increased from 1000 shares of the par value of $1.00 each to 50,000,000 shares with a par value of $0.001 per share. Pursuant to Articles 4.04 (B)(6) of the Texas
Business Corporation Act each share of $1.00 par stock will be exchanged for 1000 shares of $0.001 par value stock as of the date of this amendment.

     Therefore the foregoing amendment was adopted by the unanimous vote of the shareholders of the corporation.

Dated:  June 1, 1999

                                NANNACO INC.

                                /s/ Richard E. Daniels
                                -----------------------------------------------
                                Richard E. Daniels, Secretary pro temp

                                      (57)

ARTICLES OF AMENDMENT                                            ((STAMP)) FILED
         (Form 404)                                         In the Office of the
                                                   Secretary of State of Records
                                                                    DEC 01  1999

                               CORPORATION SECTION

         Name of Corporation:  Nannaco, Inc. d/b/a/ Surface Pro
         Incorporated October 20, 1998
         Charter no. 01509421

         The Amendments

                  Article Four is hereby amended as follows:

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Sixty Million (60,000,000) shares, divided into:

          10,000,000 Preferred Shares, having par value of $.001 per share
                                    and
          50,000,000 Common Shares, having par value of $.001 per share

         A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

         A: Preferred Shares. Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the Ten Million (10,000,000) shares authorized and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or junior) to the dividend and liquidations and preferences of the Common Shares and any other series of the Preferred Shares. Also, any series of the Preferred Shares may have voting rights.

     B. Common Shares. The terms of the 50,000,000 Common Shares of the corporation shall be follows:

     (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding to the extents of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, which dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

     (2) Liquidation. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holder of the Common Shares according to their respective shares.

Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.


                                  ARTICLE NINE

The following indemnification provisions shall be deemed to be commercial in nature and not

                                      (58)
subject to restrictive removal to reductions by amendment.

         (a) This corporation shall indemnify any director and/or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlements, actually and reasonably incurred by him/her for connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to in, or not opposed to, the best interests of this corporation and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that the court in which such action or suit was brought determines on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Termination of any action, suit or proceeding by judgment, order , settlement, conviction or in a plea of nolo contendere or it equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

     (b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer meet any appropriate standard of conduct.

     (c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such persons.

     (d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolutions or Agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.


                                   ARTICLE TEN

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing clause shall not apply to any liability of a director for any action for which the Texas Business Corporations Act proscribes this limitation and then only to the extent that this limitation is specifically proscribed.

3.       The date of adoption is September 29, 1999 by the shareholders.
4.       The number of shares outstanding:  20,000,000
5.       The number of shares entitled to vote:  20,000,000
6. The number of shares that voted for the amendment: 200,000,000 The number of shares that voted against the amendment: -0-

4.                         n/a
5.                         n/a



                  Signature: /s/ ANDREW DeVRIES, III.
                            ---------------------------
                           Andrew DeVries, III
                           President and Chief Financial Officer


                                      (59)


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